Exhibit 99.1

TELA Bio Announces Interim Analysis from BRAVO Study of OviTex® for Ventral
Hernia Repair

MALVERN, Pa., July 9, 2020 (GLOBE NEWSWIRE) -- TELA Bio, Inc. ("TELA"), a commercial-stage medical technology company focused on designing, developing and marketing a new category of tissue reinforcement materials to address unmet needs in soft tissue reconstruction, today announced the results of an interim analysis from the company's post-market BRAVO study evaluating the clinical performance of OviTex for the treatment of ventral hernias. The data have been submitted to a medical journal for publication, and show low surgical complication and hernia recurrence rates at various time points up to 24-months postoperatively.

"These results continue to validate the effectiveness of OviTex in improving patient outcomes in ventral hernia repair," said Antony Koblish, President and CEO of TELA Bio. "We remain confident that additional follow-up data will further establish OviTex as an optimal treatment option to improve patient care and address surgeon needs."

The interim analysis includes patient cohorts at the 90-day, 12-month and 24-month follow-up periods. At 90 days post-op, there were no recurrences, reoperations, or implant removals among the 85 patients analyzed. At 12 months, 57 patients have been assessed, with only one patient experiencing a recurrence. Notably, this recurrence occurred in a location adjacent to the original repair in an area of abdominal weakness and the initial repair using OviTex remained intact. Of the 20 patients that have reached 24-month follow-up, none experienced a recurrence or long-term complication.

"We continue to be encouraged by the compelling results from our BRAVO study," said Principal Investigator Dr. George DeNoto III, MD, FACS, Director of General Surgery at St. Francis Hospital in New York. "The interim results highlight positive patient outcomes with OviTex and the promise of this advanced biologic solution to provide a durable hernia repair as seen by low recurrence rates at 12- and 24-month follow-up with no long-term complications to-date."

About TELA Bio, Inc.

TELA Bio, Inc. is a commercial-stage medical technology company focused on designing, developing and marketing a new category of tissue reinforcement materials to address unmet needs in soft tissue reconstruction. TELA's products are designed to improve on shortcomings of existing biologics and minimize long-term exposure to permanent synthetic material. TELA's portfolio is supported by quality, data-driven science and extensive pre-clinical research that has consistently demonstrated advantages over other commercially available products.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA's management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others, the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, that data from earlier studies realted to our products and interim data from ongoing studies may not be replicated in later studies or indicative of future data, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, maintenance of coverage and adequate reimbursement for procedures using our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

TELA Bio Contact

Stuart Henderson

Vice President, Corporate Development and Investor Relations
TELA Bio, Inc.
484-320-2930

Investor Contact

Greg Chodaczek

347-620-7010
ir@telabio.com